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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use in this Amendment No. 2 to Registration Statement No. 33-63929 for $10,000,000 Convertible Subordinated Debentures of Code-Alarm, Inc. on Form S-2 of our report dated November 1, 1995, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.


     Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule, Schedule II -- Valuation and Qualifying Accounts and Reserves, of Code-Alarm, Inc. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          DELOITTE & TOUCHE LLP

Detroit, Michigan

December 28, 1995